Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115411) pertaining to the Greenhill & Co., Inc. Equity Incentive Plan of Greenhill & Co., Inc. and subsidiaries of our report dated February 24, 2009, with respect to the consolidated financial statements of Greenhill & Co., Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Greenhill & Co., Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2008.
                                                      /s/ Ernst & Young LLP
New York, New York
February 24, 2009

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